State of Delaware
                                                                          PAGE 1
                        Office of the Secretary of State

                      -------------------------------------


         I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF DESIGNATION OF "INSTANT VIDEO TECHNOLOGIES, INC.", FILED IN THIS OFFICE ON THE THIRTEENTH DAY OF FEBRUARY, A.D. 1996, AT 9 O'CLOCK A.M.


                                            /s/ Edward J. Freel
                                            ------------------------------------
                                            Edward J. Freel, Secretary of State



                                             AUTHENTICATION:         7965007

                                                       DATE:         05-29-96


2229021 8100

960155750

                           CERTIFICATE OF DESIGNATION

                STATEMENT ESTABLISHING SERIES OF PREFERRED STOCK
                                       OF
                        INSTANT VIDEO TECHNOLOGIES, INC.
                      SERIES F CONVERTIBLE PREFERRED STOCK

         Pursuant to the requirements of Section 151(a) of the Delaware Corporation Law, the undersigned Corporation submits the following Statement Establishing Series of Preferred Stock.

         FIRST: The name of the Corporation is Instant Video Technologies, Inc.

         SECOND: A copy of the resolutions establishing and designating the series and fixing and determining the relative rights and preferences of the Series F Convertible Preferred Stock is attached hereto as Exhibit A.

         THIRD: Such resolutions were duly adopted by the Board of Directors of the Corporation on the 8th day of February, 1996.

         IN TESTIMONY WHEREOF, the undersigned Corporation has caused this Statement to be signed by a duly authorized officer and duly attested by another such officer this 8th day of February, 1996.



                                         INSTANT VIDEO TECHNOLOGIES, INC.

                                         By /s/ Gary R. Familian
                                            ------------------------------------
                                            Gary R. Familian, President


ATTEST:


/s/ John J. Micek,  III
------------------------------------
John J. Micek,  III,  Secretary


                                                    STATE OF DELAWARE
                                                   SECRETARY OF STATE
                                                DIVISION OF CORPORATIONS
                                               FILED 09:00 AM 02/13/1996
                                                  980041994 - 2229021

                                    Exhibit A

                      Series F Convertible Preferred Stock

WHEREAS, the Certificate of Incorporation of the Corporation provides for a class of shares of stock designated "Preferred Stock," and vests in the Board of Directors the authority to specify the number of shares of Preferred Stock to be issued, to divide the Preferred Stock into one or more series within any class thereof, and to fix the number of Shares in such series, and the preferences, rights and restrictions thereof; and

WHEREAS, the Corporation desires to designate a Series F Convertible Preferred Stock;

NOW, THEREFORE, be it resolved that there shall be another series of Preferred Stock of the Corporation designated "Series F Convertible Preferred Stock." The number of shares of Series F Convertible Preferred Stock shall be 5,000,000. The powers, designations, preferences and relative, participating, optional or other special rights of the shares of the Series F Convertible Preferred Stock and the qualifications, limitations and restrictions of such preferences and rights shall be as follows:

         1. Definitions. For purposes of this Certificate of Designation, the following definitions will apply:

         (a) "Additional Shares of Common Stock" means all shares of Common Stock issued or deemed issued by the Corporation after the sale of any shares of Series F Stock, whether or not subsequently reacquired or retired by the
Company, other than (i) shares of Common Stock issued upon conversion of the Corporation's Series A through F Convertible Preferred Stock; or (ii) shares of Common Stock (and any related options or warrants therefor) issued to employees, officers, directors, consultants, contractors, agents or other persons performing services or for extending credit to the Corporation, issued pursuant to any stock option plan, stock purchase plan, stock bonus plan, or other plan, agreement or arrangement approved by the Board.

         (b) "Board" means the Board of Directors of the Corporation.

         (c) "Common Stock" means the Common Stock of the Corporation.

         (d) "Common Stock's Fair Market Value" means the fair market value of a share of Common Stock, as determined in good faith by the Board for the purpose of granting stock options or issuing shares to employees of the Corporation or any subsidiary of the Company as of the applicable date.

         (e) "Corporation" means this corporation.

         (f)  "Original  Issue  Price"  means  $1.00 per share for the  Series F
Stock.

         (g) "Series F Stock" means the Series F Convertible Preferred Stock established hereby.

         (h) "Reference Date" means, with respect to the Series F Stock, the date this Certificate of Designation is filed with the Secretary of State of Delaware.

         2. Dividend Provisions. The holders of outstanding shares of Series F Stock described herein shall not be entitled to receive any fixed dividends.

         3. Liquidation Preference.

         (a) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, the holder of each share of Series F Stock shall be entitled to receive, out of the assets of the Corporation available for distribution to its stockholders before any payment or distribution shall be made on the Common Stock, and after any payment or distribution shall be made on the Series E Convertible Preferred Stock, an amount per share equal to $1.00, adjusted for any combinations, consolidations, or stock distributions or dividends with respect to such shares occurring after the date hereof, and, in addition, an amount equal to all declared but unpaid dividends on the Series F Stock. If the assets and funds to be distributed among the holders of the Series F Stock shall be insufficient to permit the payment of the full aforesaid preferential amount to such holders, then the entire assets and funds of the Corporation legally available for the distribution to such holders shall be distributed among the holders of the Series F Stock in proportion to the aggregate preferential amount of all shares of Series F Stock held by them. After payment has been made to the holders of the Series F Stock, the holders of the Common Stock shall be entitled to share ratably in the remaining assets on the basis of the number of shares of Common Stock held by them at the time of such liquidation.

         (b) For purposes of this Section 3, a merger or consolidation of the Corporation with or into any other corporation or corporations, or the merger of any other corporation or corporations into the Corporation, or the sale or any other corporate reorganization, in which shareholders of the Corporation receive distributions as a result of such consolidation, merger, sale of assets or reorganization, shall be treated as a liquidation, dissolution or winding up of the Corporation, unless the stockholders of the Corporation hold more than fifty percent (50%) of the voting equity securities of the successor or surviving corporation immediately following such consolidation, merger, sale of assets or reorganization in which event such consolidation, merger, sale of assets, or reorganization shall not be treated as a liquidation, dissolution or winding up.

         4. Conversion. The holders of the Series F Stock will have the following conversion rights:

         (a) Right to Convert. Each share of Series F Stock will be convertible, at any time or from time to time at the option of the holder thereof, into fully paid and nonassessable shares of Common Stock as provided herein.

         (b) Conversion Price. Each share of Series F Stock will be convertible into the number of shares of Common Stock which results from dividing the conversion price of the Series F Stock that is in effect at the time of conversion (the "Conversion Price") into the Original Issue Price for such series of Preferred Stock. The initial Conversion Price for the Series F Stock will be the original Issue Price for such series. The Conversion Price will be subject to adjustment from time to time as provided below.

         (c) Mechanics of Conversion. Each holder of Series F Stock who desires to convert the same into shares of Common Stock will surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or any transfer agent for the Series F Stock or Common Stock, and will give written notice to the Corporation at such office that such holder elects to convert the same and will state therein the number of shares of Series F Stock being converted. Thereupon the Corporation will promptly issue and deliver at such office to such holder a certificate or certificates for the number of shares of Common Stock to which such holder is entitled and will promptly pay in cash any declared and unpaid dividends on the shares of Series F Stock being converted. Such conversion will be deemed to have been made immediately prior to the close of business on the date of such surrender of the certificate representing the shares of Series F Stock to be converted, and the person entitled to receive the shares of Common Stock issuable upon such conversion will be treated for all purposes as the record holder of such shares of Common Stock on such date.

         (d) Adjustment for Stock Splits and Combinations. If the Corporation at any time or from time to time after the Reference Date of the Series F Stock effects a subdivision of the outstanding Common Stock, the Conversion Price for such Series F Stock in effect immediately before that subdivision will be proportionately decreased, and, conversely, if the Corporation at any time or from time to time after the Reference Date of the Series F Stock combines the outstanding shares of Common Stock into a smaller number of shares, the Conversion Price for the Series F Stock in effect immediately before the combination will be proportionately increased. Any adjustment under this Section 4(d) will become effective at the close of business on the date the subdivision or combination becomes effective.

         (e) Adjustment for Common Stock Dividends and Distributions. If the Corporation at any time or from time to time after the Reference Date makes, or fixes a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in additional shares of Common Stock, in each such event the Conversion Price for the Series F Stock that is then in effect will be decreased as of the time of such issuance or, in the event such record date is fixed, as of the close of business on such record date, by multiplying the Conversion Price then in effect by a fraction (1) the numerator of which is the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and (2) the denominator of which is the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution; provided, however, that if such record date is fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the applicable Conversion Price will be recomputed accordingly as of the close of business on such record date and thereafter the Conversion
Price will be adjusted pursuant to this Section 4(e) to reflect the actual payment of such dividend or distribution.

         (f) Adjustments for Other Dividends and Distributions. If the Corporation at any time or from time to time after the Reference Date of the Series F Preferred Stock makes, or fixes a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Corporation other than shares of Common Stock, in each such event provision will be made so that the holders of such series of Preferred Stock will receive upon conversion thereof, in addition to the number of shares of Common Stock receivable thereupon, the amount of securities of the Corporation which they would have received had their Preferred Stock been converted into Common Stock on the date of such event and had they thereafter, during the period from the date of such event to and including the conversion date, retained such securities receivable by them as aforesaid during such period, subject to all other adjustments called for during such period under this Section 4 with respect to the rights of the holders of the Series F Stock or with respect to such other securities by their terms.

         (g) Adjustment for Reclassification Exchange and Substitution. If at any time or from time to time after the Reference Date of the Series F Stock, the Common Stock issuable upon the conversion of such series of Preferred Stock is changed into the same or a different number of shares of any class or classes of stock, whether by recapitalization, reclassification or otherwise (other than a subdivision or combination of shares or stock dividend or a reorganization, merger, consolidation or sale of assets provided for elsewhere in this Section 4 or Section 3(b)), then in any such event each holder of such series of Preferred Stock will have the right thereafter to convert such stock into the kind and amount of stock and other securities and property receivable upon such recapitalization, reclassification or other change by holders of the maximum number of shares of Common Stock into which such shares of Series F Stock could have been converted immediately prior to such recapitalization, reclassification or change, all subject to further adjustment as provided herein or with respect to such other securities or property by the terms thereof.

         (h) Reorganizations. If at any time or from time to time after the Reference Date of the Series F Stock there is a capital reorganization of the Common Stock (other than a recapitalization, subdivision, combination, reclassification, exchange or substitution of shares provided for elsewhere in this Section 4 or in Section 3(b)), as a part of such capital reorganization provision will be made so that the holders of such series of Preferred Stock will thereafter be entitled to receive upon conversion of such series of Preferred Stock the number of shares of stock or other securities or property of the Company to which a holder of the number of shares of Common Stock deliverable upon conversion would have been entitled on such capital reorganization, subject to adjustment in respect of such stock or securities by the terms thereof. In any such case, appropriate adjustment will be made in the application of the provisions of this Section 4 with respect to the rights of the holders of Series F Stock after such capital reorganization to the end that the provisions of this Section 4 (including adjustment of the Conversion Price then in effect and the number of shares issuable upon conversion of the Preferred Stock) will be applicable after that event and be as nearly equivalent as practicable.

         (i) Adjustment to Series F Stock Conversion Price For Sale of Shares Below Conversion Price.

         (A) If at any time or from time to time after the Reference Date for the Series F Stock, the Corporation issues or sells Additional Shares of Common Stock, other than as a dividend or other distribution on any class of stock with a Conversion Price adjustment as provided herein and other than upon a subdivision or combination of shares of Common Stock with a Conversion Price adjustment as provided herein, for a consideration per share less than the then-existing Conversion Price for Series F Stock then, and in each case that the consideration per share is less than such Conversion Price for Series F Stock then in effect, such Conversion Price will be reduced, as of the opening of business on the date of such issue or sale, to a price determined by multiplying that

Conversion Price by a fraction (1) the numerator of which will be the sum of (a) the number of shares of Common Stock outstanding immediately prior to such issue or sale, plus (b) the number of shares of Common Stock that the aggregate consideration received (or deemed received) by the Corporation for the total number of Additional Shares of Common Stock so issued (or deemed issued) would purchase at such Conversion Price, and (2) the denominator of which will be the sum of (a) the number of shares of Common Stock outstanding immediately prior to such issue or sale plus (b) the number of such Additional Shares of Common Stock so issued (or deemed issued).

                  (B) For the purpose of making any adjustment in the Conversion Price for the Series F Stock under this Section 4(i), consideration received by the Corporation for any issue or sale of securities will:

                  (1) to the extent it consists of cash, be computed at the net amount of cash received by the Corporation after deduction of any underwriting or similar commissions, concessions, or compensation paid or allowed by the Corporation in connection with such issue or sale;

                  (2) to the extent it consists of property other than cash, be computed at the fair value of that property as determined in good faith by the Board; and

                  (3) if Additional Shares of Common Stock, Convertible Securities (as hereinafter defined), or rights or options to purchase either Additional Shares of Common Stock or Convertible Securities are issued or sold together with other stock or securities or other assets of the Corporation for a consideration that covers both, be computed as the portion of the consideration so received that may be reasonably determined in good faith by the Board to be allocable to such Additional Shares of Common Stock, Convertible Securities or rights or options.

                  (C) For the purpose of the adjustment provided in this Section 4(i), if at any time or from time to time after the Reference Date for the Series F Stock, the Corporation issues any rights or options for the purchase of, or stock or other securities convertible into, Additional Shares of Common Stock (such convertible stock or securities hereinafter referred to as
"Convertible Securities") then in each case, if the Effective Price (as hereinafter defined) of such rights, options, or Convertible Securities is less than the then-existing Conversion Price for the Series F Stock, the Corporation will be deemed to have issued at the time of the issuance of such rights or options or Convertible Securities the maximum number of Additional Shares of Common Stock issuable upon exercise or conversion thereof and to have received as consideration for the issuance of such shares an amount equal to the total amount of the consideration, if any, received by the

Corporation for the issuance of such rights or options or Convertible Securities, plus, in the case of such options or rights, the minimum amounts of consideration, if any, payable to the Corporation upon full exercise or conversion of such options or rights. As used in this Section 4(i)(C), the term "Effective Price" means the quotient determined by dividing the total of all of such consideration by such maximum number of Additional Shares of Common Stock. No further adjustment of the Conversion Price for Series F Stock adjusted upon the issuance of such rights, options, or Convertible Securities will be made as result of the actual issuance of Additional Shares of Common Stock on the exercise of any such rights or options or the conversion of any such Convertible Securities.

         If any such rights or options or the conversion privilege represented by any such Convertible Securities expire without having been exercised, then the Conversion Price for Series F Stock, adjusted upon the issuance of such rights, options, or Convertible Securities will be readjusted to the applicable Conversion Price that would have been in effect had an adjustment been made on the basis that the only Additional Shares of Common Stock so issued were the Additional Shares of Common Stock, if any, actually issued or sold on the exercise of such rights or options or rights of conversion of such Convertible Securities, and such Additional Shares of Common Stock, if any, were issued or sold for the consideration actually received by the Corporation upon such exercise, plus the consideration, if any, actually received by the Corporation for the granting of all such rights or options, whether or not exercised, plus the consideration received for issuing or selling the Convertible Securities actually converted, plus the consideration, if any, actually received by the Corporation on the conversion of such Convertible Securities.

                  (D) For the purpose of the adjustment provided in this Section 4(i), if at any time or from time to time after the Reference Date for the Series F Stock, the Corporation issues any rights or options for Convertible Securities, then, in each such case, if the Effective Price thereof is less than the then current Conversion Price for Series F Stock, the Corporation will be deemed to have issued at the time of the issuance of such rights or options the maximum number of Additional Shares of Common Stock issuable upon conversion of the total amount of Convertible Securities covered by such rights or options and to have received as consideration for the issuance of such Additional Shares of Common Stock an amount equal to the amount of consideration, if any, received by the Corporation for the issuance of such rights or options, plus the minimum amount consideration, if any, payable to the Corporation upon the full exercise of such rights or options plus the minimum amount of consideration, if any, payable to the Corporation upon the full conversion of such Convertible Securities. As used in this Section 4(i)(D), the term "Effective Price" means the quotient determined by dividing the total amount of such consideration by such maximum number of Additional Shares of Common Stock. No further adjustment of the Conversion Price for Series F Stock, adjusted upon the issuance of such rights or options will be made as a result of the actual issuance of the Convertible Securities upon the exercise of such rights or options or upon the actual issuance of Additional Shares of Common Stock upon the conversion of such Convertible Securities. The provisions of
Section 4(i)(C) hereof for the readjustment of the Conversion Price for Series F Stock upon the expiration of rights or options or the rights of conversion of Convertible Securities will apply equally to the rights, options and Convertible Securities referred to in this Section 4(i)(D).

         (j) Accountants' Certificate of Adjustment. In each case of an adjustment or readjustment of any Conversion Price for the number of shares of Common Stock or other securities issuable upon conversion of the Preferred Stock, the Corporation, at its expense, upon the written request of a holder of Preferred Stock for which the Conversion Price has been so adjusted, will cause independent public accountants of recognized standing selected by the Corporation (who may be the independent public accountants then auditing the books of the Corporation) to compute such adjustment or readjustment in accordance with the provisions hereof and prepare a certificate showing such adjustment or readjustment, and will mail such certificate, by first class mail, postage prepaid, to such registered holder of the Preferred Stock, and to all other holders of the same series of Preferred Stock, at the holders' address as shown in the Corporation's books. The certificate will set forth such adjustment or readjustment, showing in reasonable detail the facts upon which such adjustment or readjustment is based, including a statement of the Conversion Price at the time in effect and the type and amount, if any, of other property which at the time would be received upon conversion of the relevant Preferred Stock.

         (k) Notices of Record Date. Upon (i) any taking by the Corporation of a record of the holders of any Series F Stock for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or (ii) any capital reorganization of the Corporation, any reclassification or recapitalization of the capital stock of the Corporation, any merger or consolidation of the Corporation with or into any other corporation, or any transfer of all or substantially all the assets of the Company to any other person or any voluntary or involuntary dissolution, liquidation or winding up of the Corporation, the Corporation will mail to each holder of Series F Stock at least thirty (30) days prior to the record date specified therein a notice specifying (1) the date on which any such record is to be taken for the purpose of such dividend or distribution and a description of such dividend or distribution, (2) the date on which any such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation or winding up is expected to become effective, and (3) the date, if any, that is to be fixed as to when the holders of record of Common Stock (or other securities) will be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation or winding up; provided that such 30-day notice may be waived by the written consent of the holders of at least a majority of the then outstanding Series F Stock and such waiver if obtained automatically will be binding upon all holders of Series F Stock.

         (1) Automatic Conversion.

                  (i) Subject to the provisions of Section 4(1)(iii) hereof, each share of Series F Stock will be converted automatically into shares of Common Stock based on the then effective Conversion Price for such share, upon the earlier of (A) the closing of a firmly underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended (a "Registration Statement") covering the offer and sale of Common Stock for the account of the Corporation at a price per share of at least $4.00, with an aggregate offering price for all shares under such Registration Statement of at least $3,000,000.00, (B) at such time as less than 20% of the Series F Stock issued pursuant to the Corporation's initial offering of up to 4,000,000 shares of Series F Stock remains outstanding or (C) upon the voluntary consent of a majority of the voting power of the then outstanding shares of such Series F Stock.

                  (ii) Automatic conversion under Section 4(1)(i) hereof will be conditioned upon payment by the Corporation of all declared and unpaid dividends on the outstanding Series F Stock to be converted and including the date of such conversion, payable either in cash or, at the option of the Corporation, Common Stock (valued at the Common Stock's Fair Market Value), or both.

                  (iii) Upon the  occurrence  of any of the events  specified in
Section 4(1)(i) hereof, the outstanding shares of the Series F Stock will be converted automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent; provided, however, that the Corporation will not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such conversion unless the certificates evidencing such shares of Series F Stock are either delivered to the Corporation or its transfer agent as provided below, or the holder notifies the Corporation or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificates. Upon the occurrence of such automatic conversion of the Series F Stock, the holders of the Series F Stock will surrender the certificates representing such shares at the office of the Corporation or any transfer agent for the Series F Stock or Common Stock. Thereupon, there will be issued and delivered to such holder promptly at such office and in its name as shown on such surrendered certificate or certificates, a certificate or certificates for the number of shares of Common Stock into which the shares of Series F Stock surrendered were convertible on the date on which such automatic conversion occurred.

         (m) Fractional Shares. No fractional shares of Common Stock will be issued upon conversion of Series F Stock. In lieu of any fractional share to which the holder would otherwise be entitled, the Corporation will pay cash equal to the product of such fraction multiplied by the Common Stock's Fair Market Value on the date of conversion.

         (n) Reservation of Stock Issuable Upon Conversion. The Corporation will at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series F Stock, such number of its shares of Common Stock as will from time to time be sufficient to effect the conversion of all outstanding shares of the Series F Stock. If at any time the number of authorized but unissued shares of Common Stock will not be sufficient to effect the conversion of all then outstanding shares of the Series F Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as will be sufficient for such purpose.

         (o) Notices. Any notice required by the provisions of this Section 4 to be given to or by the holders of shares of the Series F Stock will be deemed given upon the earlier of actual receipt or seventy-two (72) hours after the same has been deposited in the United States mail, by certified or registered mail, return receipt requested, postage prepaid, and addressed to each holder of record at the address of such holder appearing on the books of the Corporation, or to the Corporation as to notices from holders.

         (p) Payment of Taxes. The Corporation will pay all taxes (other than taxes based upon income) and other governmental charges that may be imposed with respect to the issue or delivery of shares of Common Stock upon conversion of shares of Series F Stock, including without limitation any tax or other charge imposed in connection with any transfer involved in the issue and delivery of shares of Common Stock in a name other than that in which the shares of Series F Stock so converted were registered.

         (q) No Impairment. The Corporation will not amend its Articles of Incorporation or participate in any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, for the purpose

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


of avoiding or seeking to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in carrying out all such action as may be reasonably necessary or appropriate in order to protect the conversion rights of the holders of the Series F Stock against dilution or other impairment.

         5. Voting Rights. Each share of Series F Stock shall entitle the holder to one (1) vote and with respect to each such vote a holder of shares of Series F Stock shall have full voting rights and powers equal to the voting rights and powers of a holder of shares of Common Stock, share for share, and shall be entitled to notice of any shareholders' meeting in accordance with the Bylaws of the Corporation, and shall be entitled to vote with holders of Common Stock together as a single class.

         6. Redemption Provisions. Commencing on February 26, 1996 and continuing through November 26, 1996, any shares of Series F Stock which have not been converted into Common Stock may be redeemed by the Corporation upon the payment of $1.25 per share to the holder thereof after giving 30 days written notice.

         7. Status of Converted or Reacquired Stock. In case any shares of Series F Convertible Preferred Stock shall be converted pursuant to Section 4 hereof, or redeemed pursuant to Section 6 hereof, the shares so converted or redeemed shall cease to be a part of the authorized capital stock of the Corporation.

         8. Restrictions and Limitations. So long as any shares of Series F Stock remain outstanding, the consent of the holders of a majority of the Series F Stock then outstanding, voting as a series, will be required with respect to any action that:

         (a) involves any merger, reorganization or sale by the Corporation of all or substantially all of its assets, or

         (b) involves the issuance of Additional Shares of Common Stock or Convertible Securities.

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